United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2019

Date of Report (Date of earliest event reported)

Orisun Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39014	83-2479505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Madison Avenue, Room 543 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 220-3541

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.00001 par value, one Redeemable Warrant to acquire one-half of one share of Common Stock, and one Right to acquire one-tenth (1/10) of a share of Common Stock	ORSNU	NASDAQ Capital Market
Common Stock	ORSN	NASDAQ Capital Market
Warrants	ORSNW	NASDAQ Capital Market
Rights	ORSNR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated August 2, 2019, Orisun Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 4,000,000 units (the “Units”). Each Unit consists one share of common stock (“Common Stock”), one warrant (“Warrant”) entitling its holder to purchase one-half of one share of Common Stock at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000. The underwriters were granted a 45-day option to purchase up to an additional 600,000 Units to cover over-allotments, if any.

As of August 6, 2019, a total of $40,000,000 of the net proceeds from the IPO and the private placement were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of August 6, 2019 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2019

ORISUN ACQUISITION CORP.

By:	/s/ Wei Chen
Name:	Wei Chen
Title:	Chief Executive Officer

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